UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the

Securities Exchange Act of 1934

June 30, 2019

(Date of earliest event reported)

BALL CORPORATION
(Exact name of Registrant as specified in its charter)

Indiana	001-07349	35-0160610
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

10 Longs Peak Drive, P.O. Box 5000, Broomfield, CO 80021-2510

(Address of principal executive offices, including ZIP Code)

(303) 469-3131

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	BLL	NYSE

 Ball Corporation

Current Report on Form 8‑K

Dated July 1, 2019

5
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On June 30, 2019, the Ball Corporation Board of Directors formally elected Betty Sapp as a Class II director of the Company.  Ms. Sapp is a former director of the National Reconnaissance Office (NRO), a joint Department of Defense-Intelligence Community organization.  Ms. Sapp joined the NRO in 1997 and served in a variety of strategic leadership roles, including principal deputy director. In 2012, she was named director of the NRO and was the first woman to hold that position. She also served as deputy under secretary of Defense for Intelligence. Before that, she spent 17 years with the United States Air Force, serving in various acquisition and financial management positions on space and satellite programs.

A copy of the press release is attached hereto as Exhibit 99.1.

5
Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 30, 2019, the Board of Directors of the Company amended the Bylaws to increase the Board of Directors from nine to ten, by increasing to four the number of director positions in Class II. Exhibit 3(ii) attached hereto provides the text of the amendment.

Exhibit No.	Description

3.ii	Article 3, Section A of the Amended Bylaws
99.1	Press release dated May 28, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALL CORPORATION

Date: July 1, 2019	By:	/s/ Charles E. Baker
		Name:	Charles E. Baker
		Title:	Vice President and General Counsel